            As filed with the Securities and Exchange Commission on June 8, 2001

                                                      Registration No. 333-_____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                NMT MEDICAL, INC.
             (Exact Name of Registrant as Specified in Its Charter)

               Delaware                                       95-4090463
   (State or Other Jurisdiction of                        (I.R.S. Employer
    Incorporation or Organization)                       Identification No.)

27 Wormwood Street, Boston, Massachusetts                   02210-1625
 (Address of Principal Executive Offices)                    (Zip Code)

                        2001 Employee Stock Purchase Plan
                            2001 Stock Incentive Plan
         1996 Stock Option Plan for Non-Employee Directors, as amended
                            (Full Title of the Plans)


                                  John E. Ahern
                      President and Chief Executive Officer
                                NMT Medical, Inc.
                               27 Wormwood Street
                        Boston, Massachusetts 02210-1625
                     (Name and Address of Agent For Service)
                                 (617) 737-0930
          (Telephone Number, Including Area Code, of Agent For Service)



                                 With a Copy to:

                               Michael J. LaCascia
                                Hale and Dorr LLP
                                 60 State Street
                           Boston, Massachusetts 02109



                       CALCULATION OF REGISTRATION FEE


====================================================================================================================
Title of Securities                               Proposed Maximum       Proposed Maximum
to be  Registered                                Offering Price Per     Aggregate Offering          Amount of
                      Amount to be Registered           Share                  Price            Registration Fee
--------------------------------------------------------------------------------------------------------------------
Common Stock,            700,000 shares(1)           $2.475(2)               $1,732,500(2)           $434
$0.001 par value
per share
====================================================================================================================

(1) Consists of (i) 125,000 shares issuable under the 2001 Employee Stock Purchase Plan; (ii) 500,000 shares issuable under the 2001 Stock Incentive Plan; and (iii) 75,000 shares issuable under the 1996 Stock Option Plan For Non-Employee Directors, as amended.


(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq National Market on June 1, 2001.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Item 1. Plan Information.

     The information required by Item 1 is included in documents sent or given to participants in the plans covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

     Item 2. Registrant Information and Employee Plan Annual Information.

     The written statement required by Item 2 is included in documents sent or given to participants in the plans covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3. Incorporation of Documents by Reference.

     The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are on file with the Commission, are incorporated in this registration statement by reference:

     (a) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

     (c) The description of the securities contained in the Registrant's registration statements on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

     Item 4. Description of Securities.

     Not applicable.

     Item 5. Interests of Named Experts and Counsel.

     Not applicable.

     Item 6. Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

     Article EIGHTH of the Registrant's Second Amended and Restated Certificate of Incorporation, as amended, provides that a director, officer, employee, or agent of the Registrant shall be indemnified by the Registrant to the fullest extent authorized by the Delaware General Corporation Law, against all expense, liability, and loss (including attorneys' fees, judgments, fines, excise or other taxes assessed with respect to an employee benefit plan, penalties, and amounts paid in settlement) reasonably incurred or suffered by him in connection with any action, suit or other legal proceeding brought against him by virtue of his position as a director, officer, employee or agent of the Registrant. Expenses incurred in defending an action, suit or proceeding shall be advanced by the Registrant to a director or officer, at his request, upon receipt of an undertaking by the director or officer to repay such amount if it is ultimately determined that he is not entitled to indemnification.

     If the Registrant fails to make an indemnification payment within 60 days after such payment is claimed by such person, or, in the case of a claim for an advancement of expenses, within 20 days after such payment is claimed, such person may bring suit against the Registrant to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Registrant to recover an advancement of expenses pursuant to the terms of an undertaking, such person shall also be entitled to be paid the expense of prosecuting or defending such suit. In any suit to enforce a right to indemnification (other than one to enforce a right to an advancement of expenses) the Registrant may assert that the person seeking indemnification did not meet the applicable standard for indemnification.

     Article EIGHTH of the Registrant's Second Amended and Restated Certificate of Incorporation, as amended, further provides that the indemnification provided therein is not exclusive of any other right which a person may have or hereafter acquire under any statute, the Registrant's Second Amended and Restated Certificate of Incorporation, as amended, the Registrant's by-laws, agreement, vote of stockholders or disinterested directors, or otherwise.

     Article EIGHTH of the Registrant's Second Amended and Restated Certificate of Incorporation, as amended, provides that the Registrant may maintain insurance, at its expense, to protect itself and any director, officer, employee, or agent of the Registrant or another corporation, partnership, joint venture, trust, or other enterprise against any expense, liability, or loss, whether or not the Registrant would have the power to indemnify such person against such expense, liability, or loss under the Delaware General Corporation Law.

     Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Article NINTH of the Registrant's Second Amended and Restated Certificate of Incorporation, as amended, includes such a provision.

     The Registrant has obtained Directors' and Officers' Liability insurance coverage from Zurich American Insurance Company. The policy covers up to $5,000,000 for each claim during each policy year.

     Item 7. Exemption from Registration Claimed.

     Not applicable.

     Item 8. Exhibits.

     The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

     Item 9. Undertakings.

     1.   Item 512(a) of Regulation S-K. The undersigned Registrant hereby
          -----------------------------
undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2.   Item 512(b) of Regulation S-K. The undersigned Registrant hereby
          -----------------------------
undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3.   Item 512(h) of Regulation S-K. Insofar as indemnification for
          -----------------------------
liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boston, Massachusetts, on this 7th day of June, 2001.

                                      NMT MEDICAL, INC.

                                      By: /s/ John E. Ahern
                                         ---------------------------------
                                         John E. Ahern
                                         President and Chief Executive Officer

                        POWER OF ATTORNEY AND SIGNATURES

     We, the undersigned officers and directors of NMT Medical, Inc., hereby severally constitute and appoint John E. Ahern, Richard E. Davis and Michael J. LaCascia, Esq., and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable NMT Medical, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


             Signature                              Title                                Date
             ---------                              -----                                ----

 /s/ John E. Ahern                    President and Chief Executive                 June 6, 2001
------------------------------        Officer (Principal executive
John E. Ahern                         officer)



 /s/ Richard E. Davis                 Chief Financial Officer                       June 6, 2001
------------------------------        (Principal financial and
Richard E. Davis                      accounting officer)



/s/ Robert G. Brown                   Director                                      June 6, 2001
------------------------------
Robert G. Brown


/s/ Cheryl Clarkson                   Director                                      June 5, 2001
------------------------------
Cheryl Clarkson


/s/ R. John Fletcher                  Director                                      June 6, 2001
------------------------------
R. John Fletcher

/s/ James E. Lock                     Director                                      June 6, 2001
------------------------------
James E. Lock, M.D.


/s/ Francis J. Martin                 Director                                      June 6, 2001
------------------------------
Francis J. Martin


                                      Director                                      June __, 2001
------------------------------
Morris Simon, M.D.

                                INDEX TO EXHIBITS

Number              Description
------              -----------

4.1(1) Second Amended and Restated Certificate of Incorporation of the Registrant

4.2(2) Certificate of Amendment to Second Amended and Restated Certificate of Incorporation of the Registrant

4.3(2)              Certificate of Designation of Series A Junior Participating
                    Preferred Stock

4.4(3)              Amended and Restated By-Laws of the Registrant

4.5(4) Rights Agreement, dated as of June 7, 1999, between the Registrant and American Stock Transfer & Trust Company, as Rights Agent, which includes as Exhibit A, the form of Certificate of Designation, as Exhibit B, the form of Rights Certificate, and as Exhibit C, the Summary of Rights to Purchase Preferred Stock.

5.1                 Opinion of Hale and Dorr LLP, counsel to the Registrant

23.1                Consent of Hale and Dorr LLP (included in Exhibit 5.1)

23.2                Consent of Arthur Andersen LLP

24.1 Power of attorney (included on the signature pages of this registration statement)


------------

(1) Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 (File No. 000-21001) and incorporated herein by reference.

(2) Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999 (File No. 000-21001) and incorporated herein by reference.

(3) Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Registration Statement on Form S-1 (File No. 333-06463), filed on June 20, 1996, and incorporated herein by reference.

(4) Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Current Report on Form 8-K, dated June 7, 1999 (File No. 000-21001) and incorporated herein by reference.